Exhibit 10.4

EMPLOYMENT CONTRACT

The undersigned:

BOOKINGS EUROPE B.V., a private limited liability company (‘besloten vennootschap met beperkte aansprakelyheid’), having its registered office at Weteringschans 28,1017 SG Amsterdam, the Netherlands (‘Bookings’), duly represented by C.P.H.M. Koolen;

and

Stoffer Anko Norden, residing in the Netherlands, (‘Employee’);

Whereas:

•          Employee has been employed by Bookings as of August 1st 2003.

•          Bookings has recently been acquired by a subsidiary of US based Priceline.com Incorporated.

•          Employee agrees to continue employment with Bookings, subject to the terms and conditions set forth herein.

Hereby agrees as follows:

1.         Commencement, Term and Notice

1.1.      This employment contract is a continuation of the employment contract referred to in the first recital and is entered into for an indefinite period of time.

1.2.      The employment contract may be terminated by either party with due observance of the statutory notice period. Notice may be given in writing only.

1.3.      The employment contract will end in any event without notice being required at the end of the month in which Employee reaches the age of 65.

2.         Change of Employment Terms

2.1.      Bookings may unilaterally amend the employment terms in this contract if it has a weighty reason to do so and provided Employee’s interests, insofar as they are harmed by such change, must yield thereto in accordance with the principle of reasonableness and fairness.

3.         Employee Manual

3.1.      Employee acknowledges receipt of Bookings’ Employee Manual, the provisions of which form an integral part of this employment contract.

4.         Position

4.1.      Employee will hold the position of Managing Director and reports to Andy Phillipps.

4.2.      Employee may be assigned to work for a Bookings affiliate and covenants that Employee, to the extent reasonable, will also perform duties other than those considered Employee’s usual duties.

5.         Working Hours and Work Place

5.1.      The usual workweek is a 5 days, 40 hours week.

5.2.      Employee covenants that, at Bookings’ request, Employee will work overtime whenever a proper performance of Employee’s so requires. Overtime is not paid or otherwise compensated for.

6.         Salary

6.1.      Employee will receive a gross monthly base salary of EUR 14.818,67 on the basis of a 40 hours workweek.

6.2.      Employee will be entitled to an annual holiday allowance of 8% of the gross annual base salary, payable in May each year. If Employee was employed during only a part of the calendar year, the holiday allowance will be reduced pro rata.

6.3.      Employee’s participation in Bookings’ bonus plans, as applicable from time to time, and any grant of bonuses thereunder is entirely at Bookings’ discretion.  The grant of a bonus in any given year or during several years shall not create a precedent for any subsequent years.

7.         Expenses

7.1.      Bookings will reimburse Employee’s reasonable expenses directly related to the performance of Employee’s work, provided such reimbursement may be made tax and social security premium free and provided itemised expense statements and original receipts are submitted in accordance with company policy.

8.         Travel Expenses

8.1.      Travel expenses for commuting will be reimbursed in accordance with applicable tax rules up to an amount of EUR 0.18 per kilometre along the most customary route, subject to a maximum of EUR 135 per month (applicable rates in 2005).

8.2.      Bookings is entitled to unilaterally change the allowance under Article 8.1 in the event of an adjustment thereof under tax law.

9.         Pension

9.1.      For the duration of the employment contract, Employee will be entitled to participate in Bookings’ pension plan, if and as soon as Employee meets the relevant requirements. If and insofar as tax law and/or pension law are amended, Bookings will be entitled to unilaterally adapt the pension plan to bring it into compliance with such amendments.

10.      Holidays

10.1.    Employee will be entitled to 26 days’ holiday each calendar year. If Employee performed work during only a part of the year, the number of days’ holiday will be reduced pro rata.

10.2.    Days’ holidays are set by Bookings after consultation with Employee.

10.3.    Days’ holiday must be taken as much as possible in the year in which they are accrued. A maximum of five days may be carried forward to the next year.

11.      Illness or Other Incapacity to Work

11.1.    If Employee is unable to perform work due to illness or any other medical incapacity, Employee is obliged to inform Bookings thereof before 9arn on the first day of illness or incapacity, stating the reasons, the expected period of such illness or incapacity and the address at which Employee may be reached during that period. As soon as work can be resumed, Employee will inform Bookings thereof immediately.

11.2.    If Employee is unable to perform work due to illness or other medical incapacity, Employee will remain entitled to continued payment of 70% of Employee’s most recent gross base salary, but in no case less than the statutory minimum wage, for a maximum period of 104 weeks commencing on the first day of illness or incapacity.

11.3.    Periods in which Employee is unable to perform work due to illness or other medical incapacity will be aggregated if they follow one another at intervals of less than four weeks.

11.4.    Employee is not entitled to continued payment under the circumstances set out in article 7:629 Dutch Civil Code.

11.5.    Employee’s salary during illness or other medical capacity will be reduced by financial benefits that Employee receives under any contractual or statutory insurance and any other income earned by Employee.

11.6.    If Employee’s illness or other incapacity to work ensues from an event for which a third party is liable, Employee shall provide Bookings with all relevant information and do everything in Employee’s power to enable Bookings to exercise its right of recourse pursuant to Article 6:107a Dutch Civil Code.

12.      Confidentiality

12.1.    Neither during the term of the employment contract nor upon termination thereof, may Employee inform any third party in any form, directly or indirectly, of any particulars concerning or related to the business conducted by Bookings or its affiliated companies, regardless of whether such information includes any reference to its confidential nature or ownership and regardless of how Employee learned of the particulars.

12.2.    Notwithstanding the provisions of Article 7:650(3), (4) and (5) Dutch Civil Code, if Employee violates Article 12.1, Employee will forfeit to Bookings an immediately due and payable penalty of EUR 2,500 for each violation, as well as a penalty of EUR 500 for each day the violation continues, without prejudice to Bookings’ right to claim full compensation instead of such penalties.

13.      Non Competition

13.1.    For a period of 12 months after termination, Employee may not, without Bookings’ prior written consent

(i)        engage in any activities that in any way, directly or indirectly, compete with Bookings or its affiliates, including, without limitation, the research into, development or provision of any online or call centre accommodation booking or reservation services, nor establish, conduct (alone or with others) or cause the conduct of any competing business, nor take any interest in or be employed in any way whatsoever by such business, whether or not for consideration;

(ii)       directly or indirectly induce employees of Bookings or its affiliates to terminate their employment contracts with Bookings or its affiliates;

(iii)      directly or indirectly, solicit, assist in soliciting, accept or facilitate the acceptance of the custom or business of firms that or individuals who were clients, customers or other business relations of Bookings or its affiliates at the time of termination, or at any time during the 2 year period preceding termination;

(iv)      in relation to any contract or arrangement which Bookings or it affiliates have with any supplier for the supply of goods and services, for the duration of such contract or arrangement, directly or indirectly, interfere with the supply of such goods or services from any supplier, nor, directly or indirectly, induce any supplier to cease or decline to supply such goods or services to Bookings.

13.2.    Notwithstanding the provisions of Article 7:650(3), (4) and (5) Dutch Civil Code, if Employee violates Article 13.1, Employee will forfeit to Bookings an immediately due and payable penalty of EUR 2,500 for each violation, as well as a penalty of EUR 500 for each day the violation continues, without prejudice to Bookings’ right to claim full compensation instead of such penalties.

13.3.    Upon each breach of Article 13.1, the period referred to therein will be extended by the duration of such breach.

14.      Sidelines

14.1.    Without Bookings’ prior written consent, Employee will not perform any other work for pay during Employee’s employment term, nor will Employee, alone or with others, directly or indirectly, establish or conduct a business that is competitive with Bookings’ business, whatever its form, or take any financial interest in or perform work for such business, whether or not for consideration.

14.2.    During the term of the employment contract, Employee must refrain from undertaking or holding any sidelines or additional posts, such as committee work, managerial or other activities for organisations of an idealistic, cultural, sporting, political or other nature, whether or not for consideration, without Bookings’ prior written consent.

15.      Return of Property

15.1.    Upon termination of the employment contract, Employee shall immediately return to Bookings all property belonging to Bookings, including materials, documents and information copied in any form whatsoever.

16.      Intellectual and Industrial Property Rights

16.1.    All intellectual property rights, including but not limited to patent rights, design rights, copyrights and neighbouring rights, database rights, trademark rights, chip rights, trade name rights and know how, ensuing, during or after this employment contract, in the Netherlands or abroad, from the work performed by Employee under this employment contract (collectively: ‘Intellectual Property Rights’) will exclusively vest in Bookings.

16.2.    Insofar as any Intellectual Property Rights are not vested in Bookings by operation of law, Employee covenants that Employee, at first request of Bookings, will transfer to Bookings and, insofar as possible, hereby transfers those rights to Bookings, which transfer is hereby accepted by Bookings.

16.3.    Insofar as any Intellectual Property Rights are not capable of being transferred from Employee to Bookings, Employee hereby grants Bookings the exclusive, royalty free, worldwide, perpetual right, with the right to grant sublicenses, to use the Intellectual Property Rights in the broadest way, which right is hereby accepted by Bookings.

16.4.    Insofar as any personal rights vest in Employee, and insofar as permitted by law, Employee hereby waives all of Employee’s personal rights, including, without limitation, the right to have one’s name stated pursuant to the Dutch Copyright Act 1912 (‘Auteurswet 1912’).

16.5.    Employee shall promptly disclose all works, inventions, information, Intellectual Property Rights and other results from the work performed by Employee under this employment contract to Bookings.

16.6.    Employee shall upon Bookings’ request, during or after this employment contract, perform all acts that may be necessary in order to record the Intellectual Property Rights in the name of Bookings with any competent authority in the world. Reasonable costs thereof will be borne by Bookings.

16.7.    In case Employee, for any reason, is unable to provide the cooperation in accordance with article 16.2 and 16.6, Employee hereby grants Bookings irrevocable power of attorney to represent Employee with respect to the assignment and registration of Intellectual Property Rights referred to in article 16.2 and 16.6.

16.8.    Employee acknowledges that Employee’s salary includes reasonable compensation for the loss of intellectual and industrial property rights.

17.      Applicable Law

17.1.    This employment contract and its annexes shall be governed by the laws of the Netherlands.

Drawn up in duplicate originals and signed in Amsterdam on 14 July, 2005

/s/ C.P.H.M. Koolen	/s/ Stef Norden
Bookings BV	[employee]
[Name]
[Position]